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                                                                   EXHIBIT 10.33

                          CONCORD COMMUNICATIONS, INC.

           MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND KEVIN CONKLIN

September 9, 2002


Mr. Kevin Conklin
138 West Berlin Road
Bolton, MA
01740

Dear Kevin:

The purpose of this letter agreement is to memorialize the terms and conditions under which your employment with Concord Communications, Inc. ("Concord") will terminate upon your resignation from Concord on September 30, 2002 (the "Termination Date"). In consideration for Concord agreeing to these terms and conditions, you agree to execute this letter agreement on or before September 30, 2002. By signing and returning this letter agreement to Concord, you agree to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 3. Therefore, you are advised to consult with your attorney before signing this letter and you may take up to twenty one (21) days to do so. If you sign this letter agreement, you may change your mind and revoke your agreement during the seven (7) day period after you have signed it. If you do not so revoke, this letter agreement will become a legally binding agreement between you and Concord upon the expiration of the seven (7) day revocation period.

YOU WILL RECEIVE PAYMENT ON SEPTEMBER 30, 2002 FOR ANY UNUSED VACATION TIME ACCRUED THROUGH THE TERMINATION DATE. ALSO, REGARDLESS OF SIGNING THIS LETTER, YOU MAY ELECT TO CONTINUE RECEIVING GROUP MEDICAL/DENTAL INSURANCE PURSUANT TO THE FEDERAL "COBRA" LAW, 29 U.S.C. SECTION 1161 ET SEQ. ALL PREMIUM COSTS SHALL BE PAID BY YOU ON A MONTHLY BASIS FOR AS LONG AS, AND TO THE EXTENT THAT, YOU REMAIN ELIGIBLE FOR COBRA CONTINUATION. YOU SHOULD CONSULT THE COBRA MATERIALS TO BE PROVIDED BY CONCORD FOR DETAILS REGARDING THESE BENEFITS. IF YOU CHOOSE NOT TO SIGN THIS LETTER AGREEMENT, OR REVOKE THIS LETTER AGREEMENT IN THE NEXT SEVEN (7) DAYS, ALL OTHER BENEFITS, INCLUDING LIFE INSURANCE AND LONG-TERM DISABILITY, WILL CEASE UPON YOUR TERMINATION DATE.

THE FOLLOWING NUMBERED PARAGRAPHS SET FORTH THE TERMS AND CONDITIONS WHICH WILL APPLY IF YOU TIMELY SIGN AND RETURN THIS LETTER AGREEMENT AND DO NOT REVOKE IT WITHIN THE SEVEN (7) DAY PERIOD:

      TERMINATION DATE - Your Termination Date is September 30, 2002. You will be paid your normal compensation until the Termination Date. Additionally, your stock options will continue to vest until the Termination Date. Stock options must be exercised within sixty (60) days of your Termination Date.

2. DESCRIPTION OF SEVERANCE BENEFITS - Upon signing this letter agreement, Concord will pay to you an amount equal to your regular base salary for six (6) months beginning after the Termination Date. All amounts will be payable on the normal payroll cycle. Any payments made to you under this paragraph are subject to applicable, if any, federal, state and local withholding, payroll and other taxes. Provided that you sign this letter agreement prior to September 30, 2002, you will receive the medical, dental and other benefits normally provided to Concord employees from the Termination Date until the termination of your payments from Concord.

3. RELEASE - In consideration for Concord agreeing to the terms of this letter agreement and providing the severance benefits contained above, which includes payment of benefits which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge Concord, its officers, directors, stockholders, corporate affiliates, and subsidiaries, agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages,


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      executions, obligations, liabilities, and expenses (including attorneys'
      fees and costs), of every kind and nature which you ever had or now have against Concord, its officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies, agents and employees arising out of your employment with or separation from Concord including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C., Section 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C., Section 12101 et seq., and the Massachusetts Fair Employment Practices Act, M.G.L. c.151B,
      Section 1 et seq., all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12 Sections 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93 Section 102 and M.G.L. c.214, Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, Section 1 et seq., and the Massachusetts Privacy Act, M.G.L. c.214, Section 1B, all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach of contract, and any claim or damage arising out of your employment with or separation from Concord (including a claim for retaliation) under any common law theory or any federal, state or local ordinance not expressly referenced above.

4. NON-DISCLOSURE AND NON-COMPETITION - You agree to keep confidential all non-public information concerning Concord which you acquired during the course of your employment with Concord. You agree that you will not compete directly with Concord for a period of six (6) months following execution of this letter agreement by you.

5. RETURN OF COMPANY PROPERTY - You confirm that you will, prior to your Termination Date, return to Concord all keys, files, records (and copies thereof), equipment and other Concord-owned property in your possession. You further agree to leave intact all electronic Concord documents, including those which you developed or help develop during your employment.

6. NON-DISPARAGEMENT - You understand and agree that as a condition for payment to you of the consideration herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of Concord regarding Concord or any of its directors, officers, employees, agents or representatives or about Concord's business affairs and financial condition.

7. AMENDMENT - This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

8. WAIVER OF RIGHTS - No delay or omission by Concord in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by Concord on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

9. VALIDITY - If any provision of this letter agreement shall be held unenforceable or illegal, the validity of the remaining portions or provisions hereof shall not be affected thereby and such provision shall be changed and interpreted so as to effectuate the intent of the parties.

10. NATURE OF AGREEMENT - You understand and agree that this letter agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of Concord.

11. ACKNOWLEDGMENTS - You acknowledge that you have been given at least twenty one (21) days to consider this letter agreement and that Concord advised you to consult with an attorney of your own choosing prior to signing this letter agreement. You understand that you may revoke this letter agreement by giving written notice received by the VP, Human Resources, for a period of seven (7) days after you sign this letter agreement, and the letter agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

12. VOLUNTARY ASSENT - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You state and represent that you have had an opportunity to fully discuss and


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      review the terms of this letter agreement with an attorney. You further state and represent that you have carefully read this letter agreement and understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

13. APPLICABLE LAW - This letter agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

14. ENTIRE AGREEMENT - This letter agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against Concord and cancels all previous oral and written negotiations, agreements, commitments, writings in connection therewith.

                                 Sincerely,


                                 By:   /s/ Melissa Cruz
                                     -----------------------------------
                                     Melissa Cruz

                                     Executive Vice President, Business Services and Chief Financial Officer

I HEREBY AGREE TO THE TERMS AND CONDITIONS SET FORTH IN THIS LETTER AGREEMENT. I HAVE BEEN GIVEN AT LEAST TWENTY ONE (21) DAYS TO CONSIDER THIS LETTER AGREEMENT AND I HAVE CHOSEN TO EXECUTE THIS ON THE DATE BELOW. I INTEND THAT THIS LETTER AGREEMENT WILL BECOME A BINDING AGREEMENT BETWEEN ME AND CONCORD IF I DO NOT REVOKE MY ACCEPTANCE IN SEVEN (7) DAYS FROM THE DATE BELOW.

  /s/Kevin Conklin                         Date   9/19/02
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Kevin Conklin


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